EXHIBIT 10.25

(Translation)

GARUDA

LAND MORTGAGE AGREEMENT AS SECURITY

Description of Land

Land Title Deed No.          1634          Land No.          6          Survey Page No.          264

Tambol          Bangwaitai (Klong 1 Tok)          Amphur          Klong Luang          Province          Pathumthani

This Agreement is made on          5          Month          April           B.E.          2550 (2007)

at Land Office of          Pathumthani Province, Klong Luang Branch

between	Fabrinet Co., Ltd. (by Mrs. Kanchana Srisukho)	Age	–	Years	Mortgagor	Nationality	Thai

Child of – residing at – No. 294 Moo 8 Tambol Kukot Amphur Lamlukka Province Pathumthani

and	TMB Bank Plc. (by Mr. Sommit Nitimetheewanlop)	Age	–	Years	Mortgagee	Nationality	Thai

Child of          –           residing at          Paholyothin Road          No.          3000          Moo       –

Tambol          Ladyao          Amphur          Jatujak           Province          Bangkok Metropolis

Both parties agree to enter into the Agreement with the terms and conditions as follows:

Clause 1. The Mortgagor agrees to mortgage the above plot of land as a whole to the Mortgagee as security for debts of the Mortgagor and/or of Fabrinet owed to TMB Bank Plc. in the amount of Baht 880,000,000.00 (Baht Eight Hundred and Eighty Million Only) with interest at the rate of 15.50 per cent per year, and agrees to remit such interest once a month on a monthly basis.

Clause 2. The Mortgagee agrees to accept the mortgage of this plot of land as agreed in Clause 1. in all respects.

Clause 3.

Clause 4. Other structures, terms and conditions shall be in accordance with the Agreement Annexed to the Mortgage Agreement as Security which shall be deemed part of the Mortgage Agreement.

Both parties agree that     the Mortgagee     shall keep this land title deed during the term of this Agreement.

This Agreement is made in three originals with identical contents, one original is for the Land Office and the other two originals are retained by each the Mortgagor and the Mortgagee. (This copy is for the Mortgagor)

Both parties, having thoroughly examined and understood the contents of this Agreement, have hereunder affixed their respective signatures or have their fingerprints printed in the presence of witnesses and the Land Official.

(Signature of the Mortgagor) - Signature- (represented under the Power of Attorney dated April 4, 2007)

(Signature of the Mortgagee) - Signature- represented under the Power of Attorney dated March 22, 2007

(Signature of Witness) - Signature- (Mrs. Srisuda Khachornpai)

(Signature of Witness) -Signature - (Mrs. Buathong Yooyen)

This Agreement is made in the presence of:

- Signature -	Land Officer
(Mrs. Tippwan Kasemtaweesak)
Official Seal

- Signature -	Writer

- Signature -	Examiner

310807

(Translation)

TMB Bank Public Company Limited

Agreement Attached to the Land Mortgage Agreement

Land per details of land No. indicated in the Land Mortgage Agreement dated April 5, 2007

This Agreement attached to the Land Mortgage Agreement is made on April 5, 2007 at TMB Bank Public Company Limited, head office/ Simummuang Market-Rangsit branch.

Between Fabrinet Co., Ltd., of No. 294 Moo 8, Vibhavadeerangsit Road, Tambol Kukot, Amphur Lamlukka, Pathumthani province, juristic person registration No. 0105542073726 and

                                         , of No.                     ,                      Road, alley/Soi                     , Tambol/Kwaeng                     , Amphur/Khet                     ,                      province, juristic person registration No.                      and

                                         , of No.                     ,                      Road, alley/Soi                     , Tambol/Kwaeng                     , Amphur/Khet                     ,                      province, juristic person registration No.                      and

                                         , of No.                     ,                      Road, alley/Soi                     , Tambol/Kwaeng                     , Amphur/Khet                     ,                      province, juristic person registration No.                     , hereinafter referred to as the “Mortgagor”, of the one part;

And

TMB Bank Public Company Limited (by Mr. Sommit Nitimetheewallop) of No. 3000 Paholyothin Road, Kwaeng Ladyao, Khet Jatujak, Bangkok, hereinafter referred to as the “Mortgagee”, of the other part.

Both parties agree to enter into the Agreement attached to the Land Mortgage Agreement as follows:

1. The Mortgagor is the owner of land under the number indicated in the said Land Mortgage Agreement and has agreed to mortgage the land and all buildings and constructions already existing or to be constructed in the future thereon, with the Mortgagee to secure the amount of money which the Mortgagor and/or     FABRINET,     hereinafter referred to as the “Debtor”, owes to the Mortgagee, whether it be a loan, bank overdraft loan, bill discount, request for the Mortgagee to issue a letter of guarantee, request for the Mortgagee to accept or avail a bill, other debts relating to a bill, letter of credit, trust receipt, packing credit or any other commercial instruments or credit facility extended by the Mortgagee whether it is a credit in connection with the international banking facilities, or where the Mortgagor and/or the Debtor is liable to make payment or give property to the Mortgagee, regardless of whether such debt is a monetary one or other debt that may be calculated in money, and regardless of whether it is a debt owed directly by the Mortgagor and/or the Debtor to the Mortgagee or debt for which the Mortgagor and/or the Debtor is a guarantor or otherwise secures liabilities, including all types of debts owed by the Mortgagor and/or Debtor to the Mortgagee, existing before, on or after the date hereof, in the amount of Baht 880,000,000.00 (eight hundred and eighty million only), including interest, compensation payable by the Mortgagor and/or Debtor, insurance premiums and charges that are accessories of debt, fees and expenses incurred in the enforcement of the mortgage. If the Mortgagee grants to the Debtor an extension of time for payment of debt, although the Mortgagor has not been informed of the same or has not given consent thereto, the Mortgagor shall agree to every such extension of time. The Mortgagor shall not raise such extension of time as a defense to release its liabilities hereunder either in whole or in part. In addition, even though the Mortgagee has done any act causing the Mortgagor to be unable to be subrogated, either in whole or in part, to the rights, mortgage, pledge and any other preferential right given by the Debtor or any other person to the Mortgagee either before or at the time of execution of this Mortgage Agreement, the Mortgagor shall not raise such act of the Mortgagee as a ground to release the liabilities of the Mortgagor hereunder either in whole or in part.

Because the property mortgaged under the first paragraph is to secure the debt of the Mortgagor or of the Debtor existing previously, at present or in the future, the Mortgagor and the Mortgagee agree that where the debt of the Mortgagor or of the Debtor has been paid in full but the mortgage removal has not been registered, the Mortgagor and the Mortgagee agree that the Mortgage Agreement is still effective to secure the debt of the Mortgagor or of the Debtor owed to the Mortgagee, created at present or to be created in the future.

In case of a novation, the Mortgagor agrees that the mortgage right given as security for the existing debt shall be assigned to secure the new debt so novated.

2. The Mortgagor agrees that this mortgage shall also secure in full the debt of the Mortgagor and/or Debtor owed to the Mortgagee in the following cases:

2.1 [A debt created] because the Mortgagor or the Debtor has requested the Mortgagee to issue a letter of guarantee for the Mortgagor and/or Debtor or any person in favor of a government agency, state enterprise, person or third party juristic person and/or because the Mortgagor and/or Debtor has requested the Mortgagee to accept or aval a bill, and the payment by the Mortgagee due to the performance in accordance with the said request.

2.2 [A debt created] because the Mortgagor and/or the Debtor has requested the Mortgagee to open a letter of credit, and the Mortgagee has committed itself to make payment to a third party due to performance in accordance with such request and the debt owed by the Mortgagor and/or Debtor to the Mortgagee in the amount advanced by the Mortgagee and paid to a third party in accordance with the application for opening a letter of credit filed by the Mortgagor and/or Debtor, or the debt under a trust receipt whereby the Mortgagor has signed a bill of lading for clearance of goods before payment under an invoice, whether the invoice is made under a letter of credit or is an ordinary one.

3. The Mortgagor agrees to pay interest to the Mortgagee at the default interest rate charged by the Mortgagee to a defaulting or breaching debtor, which, at the time of execution of this

Agreement, is equal to 15.50% per annum on the mortgage amount presently existing, including all debts to be created in the future and owed by the Mortgagor and/or Debtor to the Mortgagee. Both parties agree that the said interest rate may be increased or decreased as the Mortgagee may from time to time announce in the future. The interest shall be charged according to the custom and procedure of the Mortgagee, and the Mortgagor and/or Debtor shall pay such interest to the Mortgagee every month. In case of default of payment of interest on a debt under bank overdraft or debt in a current account, the Mortgagor agrees that the Mortgagee may charge compound interest according to the commercial bank’s custom.

4. The Mortgagor agrees that if in the future the Mortgagee considers that the value of the mortgaged property is not sufficient to pay the debt in full to the Mortgagee, the Mortgagor agrees to immediately place with the Mortgagee other property approved by the Mortgagee as additional security so as to cover the entire debt upon notification by the Mortgagee to the Mortgagor.

In the appraisal of the property lessening in value during the term of the Mortgage Agreement, the Mortgagor agrees that the Mortgagee may appoint any person who is an expert on the mortgaged property hereunder to conduct appraisal, and the price appraised by the expert shall be deemed the price acceptable to the Mortgagor as conclusive without any objections whatsoever.

5. If after the enforcement of mortgage of the mortgaged property by auction sale and the net proceeds are less than the amount owed together with accessories described above, or after the Mortgagee forecloses the mortgaged property and the value of the mortgaged property is lower than the amount owed together with the said accessories, the Mortgagor agrees to pay the difference to the Mortgagee in full.

6. After the Mortgagee forecloses the mortgaged property and if there are outstanding taxes and duties on the mortgaged property before the date of transfer, the Mortgagor shall be liable to pay such taxes and duties to the Mortgagee together with other sums of money incurred by the Mortgagee as a result of payment by the Mortgagee of such taxes and duties, in full together with interest at the rate provided in Clause 3 hereof.

7. The Mortgagor agrees to maintain and repair at its own expense the buildings, houses and constructions already existing on this plot of land or to be constructed in the future, in sound and good condition throughout the period of the mortgage placed with the Mortgagee.

8. The Mortgagor agrees to insure the mortgaged property with an insurance company deemed appropriate by the Mortgagee, in the insured amount covering the full mortgage amount or value of the mortgaged property at all times until completion of payment of debt by the Mortgagor, and shall deliver to the Mortgagee for keeping the insurance policy naming the Mortgagee as the sole beneficiary or recipient of compensation. The Mortgagor allows the Mortgagee to take out insurance, renew the insurance policy, increase or decrease the insured amount, change, revise or cancel any terms relating to the insurance on behalf of the Mortgagor. The Mortgagor agrees to solely bear insurance premiums and all expenses involved.

9. If the mortgaged property is used in a business requiring a permission or concession or other similar authorization from the government and/or municipality and/or sanitary and/or officials and/or any other persons, or if the use of the mortgaged property requires consent and/or permission by any other persons whether by requirements of law or a contract, and if the

Mortgagee and/or the purchaser of the mortgaged property from mortgage enforcement requires, the Mortgagor shall transfer the license and/or concession and/or other similar authorization as well as the consent and/or permission for use. In this connection, the Mortgagor shall arrange, and/or provide cooperation, for the said transfer to be carried out properly and promptly.

10. While the mortgaged property is still mortgaged hereunder, if the Mortgagor is to grant to others any right to the mortgaged property such as lease, habitation, construction, right of way, easement, etc, which prejudices, reduces, derogates and forfeits the right of the Mortgagor itself to the mortgaged property, the Mortgagor must obtain the prior written permission from the Mortgagee. However, if the Mortgagor has already granted any of such rights to others at the time of execution of this mortgage, the Mortgagor must immediately notify the Mortgagee in writing. If the Mortgagor is to renew a right previously granted, the Mortgagor must obtain the prior written permission from the Mortgagee. Any acts done by the Mortgagor in violation of this provision will not be binding on the Mortgagee, and the Mortgagee shall have the right to refuse any such act of the Mortgagor.

11. If there is at any time a contention against the ownership of the Mortgagor of the land and mortgaged property hereunder, the Mortgagee shall have the right to require the Mortgagor to pay debt and to enforce the mortgage immediately.

12. If the Mortgagor is in breach of, or fails to comply with, any or all of the terms provided herein, the Mortgagee shall have the right to require the Mortgagor to pay debt and to enforce the mortgage immediately.

Where the Mortgagee has the right to enforce mortgage hereunder, the Mortgagor shall allow the Mortgagee to exercise the right to enforce the mortgage immediately without having to require the Debtor to pay debt first.

13. All fees and expenses incurred in the mortgage and its removal shall be borne by the Mortgagor.

14. All communications, notices, demands or any other letters sent to the Mortgagor, whether by registered or unregistered mail, or by hand, to the address indicated above, shall be deemed to have been duly sent to the Mortgagor, regardless of whether there is a recipient. If it cannot be sent because the Mortgagor has moved, or the said address has changed or been removed without written notice of move, change or removal from the Mortgagor to the Mortgagee, or in the transmission by telex or fax or electronic mail to the number or address notified by the Mortgagor to the Mortgagee, the Mortgagor shall be deemed to be aware of the contents of the letter, telex, fax or electronic mail.

15. If the provisions of the Land Mortgage Agreement of the Land Office are in conflict with those of this Agreement attached to the Land Mortgage Agreement, the latter shall prevail. Both parties also agree that this Agreement attached to the Land Mortgage Agreement is deemed part of the Land Mortgage Agreement.

The Land Official has asked the parties who would hold the land title deed during the term of this Agreement. The parties agree that the Mortgagee shall hold the land title deed.

In Witness Whereof, the Land Official has read this Agreement to the parties, and the parties have examined this Agreement in the presence of the official and confirmed that it fully reflects their intention. They have therefore signed and affixed seal (if any) in the presence of witnesses on the date written above.

Signed	-Signature-	Mortgagor
(Mrs. Kanjana Srisukho)

(Acting under the power of attorney dated April 4, 2007)

Signed		Mortgagor
( )

Signed		Mortgagor
( )

Signed		Mortgagor
( )

Signed	-Signature-	Mortgagee
(Mr. Sommit Nitimetheewallop)

(Acting under the power of attorney dated March 22, 2007)

Signed		Witness
( )

Signed		Witness
( )

This Agreement is made before the Land Official in 3 copies with identical wording. One copy is kept at the Land Office, one by the Mortgagor and another one by the Mortgagee.

Land Official
Official seal affixed